Exhibit 4


ABBOTT
______________________________________________________________________________

Abbott Laboratories
Abbott Park, Illinois 60064-3500




October 13, 2003


TheraSense, Inc.
1360 South Loop Road
Alameda, CA 94502

Attention:        W. Mark Lortz
                  Chief Executive Officer

In connection with your and our consideration of a possible business combination transaction (a "Transaction") involving TheraSense, Inc. (the "Company") and Abbott Laboratories ("Abbott"), the Company and Abbott will disclose to one another certain nonpublic information concerning their respective business, financial condition, operations, assets and liabilities. As a condition to such information being furnished to each party and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any nonpublic information concerning the other party (whether prepared by the disclosing party, its advisors or otherwise and irrespective of the form of communication) which is furnished hereunder to a party or to its Representatives now or in the future by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this Agreement, and to take or abstain from taking certain other actions hereinafter set forth.

         1. Evaluation Material. The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto which is not available to the general public. The term "Evaluation Material" does not include information which (a) is or becomes generally available to the public other than as a result of breach of this Agreement by the receiving party or its Representatives, (b) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (c) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (d) is independently developed by or for the recipient without the use of Evaluation Material, or (e) is disclosed by the recipient or its Representatives with the discloser's prior written approval. Knowledge under this Section 1 shall be deemed to be actual or imputed knowledge.

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TheraSense, Inc.
October 13, 2003
Page 2



         2. Purpose of Disclosure of Evaluation Material. It is understood and agreed to by each party that any exchange of information under this Agreement shall be solely for the purpose of evaluating a Transaction between the parties and not to affect, in any way, either party's relative competitive position to the other party or to other entities. In addition, review of competitively sensitive information such as information concerning product development or marketing plans, product prices or pricing plans, cost data, customers or similar information which has been determined to be reasonably necessary to a Transaction, shall be limited only to those employees and Representatives who are involved in evaluating or negotiating a Transaction or approving the value of a Transaction.

         3. Use of Evaluation Material. Each party hereby agrees that it and its Representatives shall use the other party's Evaluation Material solely for the purpose of evaluating a possible Transaction between the parties, and that the disclosing party's Evaluation Material will be kept confidential and each party and its Representatives will not disclose or use for purposes other than the evaluation of a Transaction any of the other's Evaluation Material in any manner whatsoever; provided, however, that (a) the receiving party may make any disclosure of such information to which the disclosing party gives its prior written consent and (b) any of such information may be disclosed to the receiving party's Representatives who (i) need to know such information for the sole purpose of evaluating a possible Transaction between the parties and
(ii) are directed by the receiving party to treat such information confidentially. Each party is aware, and will advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

         4. Non-Disclosure. In addition, each party agrees that, without the prior written consent of the other party, its Representatives will not disclose to any other person the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a Transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof) provided that a party may make such disclosure if in the opinion of such party's counsel, such disclosure is necessary to comply with legal disclosure obligations. In such event, the disclosing party shall give advance notice to the other party.

Notwithstanding anything herein to the contrary, any party to this Agreement (and their Representatives) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of a Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that this sentence shall not permit any disclosure that otherwise is prohibited by this Agreement: (a) until the earliest of (i) the date of the public announcement of discussions relating to the Transaction, (ii) the date of the public announcement of the Transaction, and (iii) the date of the execution of a definitive agreement (with or without conditions) to enter into the Transaction; (b) if such disclosure would result in a violation of federal or state securities laws; or (c) to the extent not related to the tax aspects of the Transaction. Moreover, nothing in this Agreement shall be construed

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TheraSense, Inc.
October 13, 2003
Page 3


to limit in any way any party's ability to consult any tax advisor regarding the tax treatment or tax structure of the Transaction.

         5. Required Disclosure. In the event that a party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall provide the other party with prompt notice of any such request or requirement so that the other party make seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosure or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose the other party's Evaluation Material to any tribunal, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the other party's Evaluation Material which such counsel advises is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such tribunal.

         6. Termination of Discussions. If either party decides that it does not wish to proceed with a Transaction with the other party, the party so deciding will promptly inform the other party of that decision by giving a written notice of termination. In that case, or at any time upon the request of either disclosing party for any reason, each receiving party will promptly deliver to the disclosing party or destroy all written Evaluation Material (and all copies thereof and extracts therefrom) furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant thereto, except for one (1) copy thereof which may be retained for the sole purpose of monitoring compliance with this Agreement. In the event of such a decision or request, all other Evaluation Material prepared by the requesting party shall be destroyed and no copy thereof shall be retained, except for one
(1) copy thereof which may be retained for the sole purpose of monitoring compliance with this Agreement, and in no event shall either party be obligated to disclose or provide the Evaluation Material prepared by it or its Representatives to the other party. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

         7. No Representation of Accuracy. Each party understands and acknowledges that neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of or reliance upon such other party's Evaluation Material or any errors therein or omissions therefrom, except that each party represents and warrants that it is legally authorized to disclose its Evaluation Material to the other party. Only those representations or warranties which are made in a final definitive agreement

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TheraSense, Inc.
October 13, 2003
Page 4



regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

         8. Definitive Agreements. Each party understands and agrees that no contract or agreement providing for any Transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding a Transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement except for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive agreement" does not include an executed letter of intent or any other preliminary written agreement. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to provide or not provide Evaluation Material to the receiving party under this Agreement, to reject any and all proposals made by the other party or any of its Representatives with regard to a Transaction between the parties, and to terminate discussion and negotiations at any time.

         9. Waiver. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

         10. Miscellaneous. Each party agrees to be responsible for any breach of this Agreement by any of its Representatives. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         11. Injunctive Relief. It is further understood and agreed that money damages may not be a sufficient remedy for any breach of this Agreement by either party or any of its Representatives and that the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either party or any of its Representatives has breached this Agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including an appeal therefrom.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of laws provisions.

         13. Term. This Agreement and the use and disclosure obligations herein shall terminate five (5) years from the date set forth above.

         14. Non-Solicitation. The Company and Abbott agree that, for a period of twelve (12) months from the execution date of this Agreement, Abbott will not, directly or indirectly, attempt to

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TheraSense, Inc.
October 13, 2003
Page 5



solicit, solicit, attempt to induce, induce, attempt to recruit, or recruit for employment or hire any employee of the Company with whom Abbott has had direct contact during any discussions concerning a Transaction; provided, however, that the foregoing provision will not prevent Abbott from employing any such person who contacts Abbott on his or her own initiative without any solicitation or encouragement from Abbott and, provided further that this
Section 15 shall not restrict or prohibit general purpose advertising or communications with respect to general employee hiring.

         15. No Conflicts. The Company represents and warrants to Abbott that the execution, delivery, and performance of this Agreement, the furnishing of any Evaluation Material to Abbott and any discussions or negotiations among the Company, Abbott and their respective Representatives regarding a Transaction do not violate and will not constitute a breach of the provisions of any material contract, agreement or understanding to which the Company or any of its affiliates is a party or is otherwise bound.

         16. Initial Evaluation. On October 16, 2003, Abbott shall be afforded a reasonable opportunity to meet with the senior management of the Company to discuss a possible Transaction and to participate in an initial evaluation of the Company ("Initial Evaluation").

         17. Standstill.

         (a) Provided Abbott participates in the Initial Evaluation, Abbott agrees that until 9 months from the date of this Agreement, Abbott and its Affiliates (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will not (and Abbott and its Affiliates will not assist others to), directly or indirectly, unless specifically requested or authorized to do so in writing in advance by the Company's Board of Directors:

         (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the Company's or its subsidiaries' material assets or business or any voting securities issued by the Company which are, or may be, entitled to vote in the election of the Company's directors ("Voting Securities"), or any rights or options to acquire such ownership, including from a third party;

         (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the Exchange Act and the rules promulgated by the Securities and Exchange Commission thereunder) or consents with respect to any Voting Securities of the Company; become a participant in any proxy contest with respect to the Company; seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; demand a copy of the Company's stock ledger, list of its stockholders or other books and records; or call or attempt to call any meeting of the stockholders of the Company;

         (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

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TheraSense, Inc.
October 13, 2003
Page 6



         (iv) form, join or in any way participate in a "group" as defined in
Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; or

         (v) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above.

         Notwithstanding any of the foregoing, nothing in Sections 17(a)(i) through (a)(v) shall restrict:

         (1) Abbott's or any of its affiliates' benefit plans that are maintained for Abbott or its affiliates' employees, from acquiring up to 1% of the Voting Securities of the Company solely for purposes of investment;

         (2) discussions, negotiations, agreements, understandings or proposals directed to the Chief Executive Officer of the Company on a confidential, non-public basis involving Abbott, the Company, or any of their respective affiliates with respect to a Transaction;

         (3) discussions, negotiations, agreements, understandings or proposals directed to the Company involving Abbott, the Company, or any of their respective affiliates with respect to a transaction in the ordinary course of business (e.g., strategic alliance or marketing and distribution agreement); or

         (4) Abbott or any of its affiliates, without the prior written consent of the Company's Board of Directors, from taking any of the actions prohibited by any of Sections 17(a)(i) through (v) above in the event the Company has (A) entered into a definitive agreement for any merger, consolidation or other business combination with a third party, if upon consummation of such business combination, the Company's stockholders immediately prior to such business combination will hold fifty percent or less of the Total Voting Power of the surviving entity immediately following the such business combination, (B) entered into a definitive agreement to sell lease, exchange, transfer or otherwise dispose of all or substantially all of the Company's assets to a third party, (C) entered into a definitive agreement to sell to a third party voting securities of the Company constituting more than forty percent of the Total Voting Power of the Company, (D) approved or made a recommendation in favor of a tender offer or exchange offer by a third party which, if consummated, would cause such third party to own securities of the Company with more than thirty percent of the Total Voting Power of the Company, or (E) entered into a definitive agreement providing for a recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction, if upon consummation of such transaction the Company's stockholders immediately prior to such transaction will hold fifty percent or less of the Total Voting Power following the transaction. For purposes of this Agreement, Total Voting Power means the aggregate number of votes, which may be held by holders of all outstanding securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company.

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TheraSense, Inc.
October 13, 2003
Page 7



         (b) The Company represents and warrants that as of the date hereof, each confidentiality and/or standstill agreement executed by and between the Company and any person or group of persons regarding a possible transaction similar to the Transaction ("Standstill Agreement") contains a standstill provision no less restrictive than Section 17 of this Agreement and does not provide for notice by the Company prior to the occurrence of the events described in Sections 17(a)(4)(A) through (a)(4)(E), (an "Advance Notice Provision"). In the event the Company (i) enters into any new Standstill Agreement that does not contain a standstill provision or contains a standstill provision less restrictive than Section 17 of this Agreement, (ii) enters into a new Standstill Agreement that contains an Advance Notice Provision, or (iii) amends any existing Standstill Agreement to exclude a standstill provision, provides for a standstill provision less restrictive than Section 17 of this Agreement, or provides for an Advance Notice Provision the Company shall so notify Abbott immediately in writing and this Agreement shall be deemed to be amended to provide Abbott the same terms (e.g., no standstill, less restrictive standstill, earlier expiration date, Advance Notice Provision, etc.) as is provided to such third party, unless Abbott subsequently otherwise notifies the Company in writing of rejection of such deemed amendment, in which case the original language of this Section 17 shall continue to apply.

         18. Counterparts. This Agreement may be executed in two counterparts, which together shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to the undersigned, whereupon this Agreement shall become a binding agreement between Abbott and the Company.

Very truly yours,                              ACCEPTED:

ABBOTT LABORATORIES                            THERASENSE, INC.


By: /s/ Sean E. Murphy                         By:  /s/ W. Mark Lortz
     ------------------------------                 ---------------------------
Name: Sean E. Murphy                           Name: W. Mark Lortz
     ------------------------------                 ---------------------------
       (Printed/Typed)                                (Printed/Typed)

Title: VP Licensing/New Bus. Develop.          Title: Chairman & CEO
     -------------------------------                ---------------------------

                                               Acceptance Date: 10-13-03
                                                               ----------------

                              Abbott Laboratories
                        Abbott Park, Illinois 60064-3500


January 12, 2004

TheraSense, Inc.
1360 South Loop Road
Alameda, CA 94502

Attention:        W. Mark Lortz
                  Chief Executive Officer



Reference is made to the confidentiality agreement (the "Confidentiality Agreement"), dated October 13, 2003, between Abbott Laboratories, an Illinois corporation ("Abbott"), and TheraSense, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the confidentiality agreement.

The Company and Parent agree that, effective upon the execution by both parties of this letter agreement, paragraph 4 of the Confidentiality Agreement is amended and restated as follows:

                  "4. Non-Disclosure. In addition, each party agrees that, without the prior written consent of the other party, its Representatives will not disclose to any other person the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a Transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof) provided that a party may make such disclosure if in the opinion of such party's counsel, such disclosure is necessary to comply with legal disclosure obligations. In such event, the disclosing party shall give advance notice to the other party."

The Confidentiality Agreement, as modified by this letter agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this letter agreement shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Confidentiality Agreement.

Please confirm your agreement with the foregoing by signing and returning one copy of this Agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between Abbott and the Company.

Very truly yours,                           ACCEPTED:

ABBOTT LABORATORIES                         THERASENSE, INC.


By: /s/ Richard A. Gonzalez                  By: /s/ Robert Brownell
Name:  Richard A. Gonzalez                   Name: Robert Brownell
Title: President and Chief Operating         Title: Vice President
       Officer, Medical Products Group

                                             Acceptance Date: 1/12/03